EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

AS OF MARCH 31, 2026

Life Insurance Segment

Security National Life Insurance Company

Reppond Holding Corporation

First Guaranty Insurance Company

Kilpatrick Life Insurance Company

Southern Security Life Insurance Company, Inc.

Trans-Western Life Insurance Company

Security National Funding Company

New York Land Holdings, Inc.

5300 Development LLC

434 Holdings LLC

Ascension 433 LLC

Ascension 5204 LLC

SN Farmington LLC

SNA Venture LLC

SNA-CM LLC

SNA-MV LLC

SNA-PE LLC

SNA-RVP LLC

SNA-RVP2 LLC

SNA-SW LLC

SNA-TR2 LLC

SNA-WL2 LLC

SNA-MC LLC

SNA-PG LLC

SNA-HL LLC

SNA-LR LLC

SNA-TT LLC

SNCH Venture LLC

SNH Investments LLC

SNHH LLC

SNMA Properties LLC

SNMA-AR LLC

SNMA-AR2 LLC

SNMA-PF LLC

SNMA-SC LLC

SNW-HAFB LLC

SNHH-SH LLC

SNHH-OW LLC

SN-FSH LLC

SN Elkhorn LLC

SNS-IV LLC

C & J Financial, LLC

Beneficiary Advance LLC

SNFC Subsidiary, LLC

American Funeral Financial, LLC

Mortician’s Choice, LLC

FFC Acquisition Co., LLC dba Funeral Funding Center

Canadian Funeral Financial, LLC

Beta Capital Corp.

MFF Capital LLC

Marketing Source Center, Inc. dba Security National Travel Services

Security National Real Estate Services, Inc. dba Security National Commercial Capital

SN Marketing LLC

Mortgage Segment

SecurityNational Mortgage Company

EverLEND Mortgage Company

SN Sunset LLC

Cemetery/Mortuary Segment

Memorial Estates, Inc.

Memorial Estates Endowment Care

Memorial Estates Trusts

Memorial Mortuary, Inc.

SN Probst LLC

SN-Holbrook LLC

SN-Rivera LLC

SNR-SF Cemetery LLC

SNR-SF Mortuary LLC

SNR-Taos LLC

SNR-Espanola LLC

SNR-LA LLC

Affordable Funerals and Cremations of America, Inc.

Cottonwood Mortuary, Inc.

Deseret Memorial, Inc.

Holladay Memorial Park, Inc.

Holladay Memorial Park Foundation Trust

Holladay-Cottonwood Memorial Foundation

Holladay-Cottonwood Memorial Foundation Trust

California Memorial Estates, Inc. dba Singing Hills Memorial Park

MEM-JK LLC

SN Oquirrh LLC

SN Towns LLC